SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of report (Date of earliest event reported): June 24, 2005

                        Biggest Little Investments L.P.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                     0-16856                 13-3368726
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(State or other jurisdic-    (Commission File Number)   (IRS Employer Identi-
 tion of incorporation or                                   fication No.)
     organization)



      1175 West Moana Lane
          Reno, Nevada                                           89509
--------------------------------                         --------------------
(Address of principal executive                                (Zip Code)
           offices)

                                (775) 825-3355
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             (Registrant's telephone number, including area code)


             ---------------------------------------------------
         (Former name or former address, if changed since last report)



ITEM 5.  Other Events and Regulation FD Disclosure.

     On April 27, 2005, a tender offer to purchase up to 20,000 units (the "Units") of limited partnership interests in Biggest Little Investments
L.P., a Delaware limited partnership (the "Partnership") at a price of $87
per Unit in cash  was commenced (the "Tender Offer") by Mr. Ben Farahi.   The
Tender Offer was scheduled to expire on May 27, 2005. On May 27, 2005, Mr. Farahi extended the Tender Offer until June 24, 2005, and increased the potential number of Units for purchase to 30,000 Units. The Tender Offer terminated on June 24, 2005 and Mr. Farahi acquired 9,646 Units as a result of the Tender Offer.

     Mr. Farahi is the Manager of the Partnership's General Partner but acted on behalf of himself as an individual in this transaction.


ITEM 7.  Financial Statements And Exhibits.

(a) Financial statements of business acquired.

     Not applicable.


(b) Pro forma financial information.

     Not applicable.


(c) Exhibits.

     Not applicable.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 1st day of July, 2005.


                                Biggest Little Investments L.P.

                                By:  Maxum LLC
                                     Its General Partner


                                     By:  /s/ Ben Farahi
                                     -------------------
                                              Ben Farahi
                                              Manager